Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-163411 on Form S-11 of our report dated March 11, 2013, relating to the consolidated financial statements and consolidated financial statement schedule of Wells Core Office Income REIT, Inc. and subsidiaries, appearing in Supplement No. 7 to the Prospectus dated July 6, 2012, which is a part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 11, 2013